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                 NAVISTAR INTERNATIONAL CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY

1996  A Vote FOR Items 1, 2, and 3
      is recommended by the Board
  P   Board of Directors

                                                          For All
     1. Election of Directors -          For   Withheld   Except
  R     Nominees:  William F. Andrews,
        Andrew F. Brimmer and
        John D. Correnti                 ___     ___      _________

  O
     2. Ratification of Appointment      For   Against    Abstain
        of Independent Public
        Accountants                      ___     ___        ___
  X
     3. Adoption of Amendment to the     For   Against    Abstain
        Navistar 1988 Non-employee
        Director Stock Option Plan and   ___     ___        ___
  Y     Increase in the Percentage
        of Non-employee Directors' Fees
        Payable in Restricted
        Shares of Common Stock.


                                         MARK HERE TO HAVE YOUR
                                         VOTE REMAIN CONFIDENTIAL


                                  Dated___________________, 1996
                                   X_____________________________
                                   Signature
THIS PROXY WILL BE VOTED IN        X_____________________________
ACCORDANCE WITH SPECIFICATION      Signature
MADE.  IF NO CHOICES ARE
INDICATED, THIS PROXY WILL BE      NOTE:  Please sign exactly as
VOTED FOR ITEMS 1, 2, and 3        name appears hereon.  For Joint
                                   accounts both owners should
                                   sign.  When signing as
                                   executor, administrator,
                                   trustee or guardian, etc.
                                   please sign your full title.


               NAVISTAR INTERNATIONAL CORPORATION
       PROXY FOR ANNUAL MEETING TO BE HELD MARCH 20, 1996
   This Proxy is Solicited on Behalf of the Board of Directors

THE UNDERSIGNED HEREBY APPOINTS JAMES C. COTTING, JOHN R. HORNE AND ROBERT A. BOARDMAN, AND EACH OF THEM, PROXIES, WITH POWER OF SUBSTITUTION, TO VOTE ALL STOCK OF THE UNDERSIGNED, AT THE ANNUAL MEETING OF NAVISTAR INTERNATIONAL CORPORATION TO BE HELD MARCH 20, 1996, AND AT ANY ADJOURNMENT THEREOF, ON ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING, INCLUDING: THE PROPOSALS SHOWN BELOW, WHICH ARE REFERRED TO BY THE SAME PROPOSAL NUMBER IN THE NOTICE OF ANNUAL MEETING SET FORTH IN THE PROXY STATEMENT.